UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Rani Therapeutics Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RANI THERAPEUTICS HOLDINGS, INC.
2051 Ringwood Avenue
San Jose, California 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2026 at 8:00 a.m. Pacific Time
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Rani Therapeutics Holdings, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 28, 2026 at 8:00 a.m. Pacific Time. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/RANI2026. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.	To elect the Board’s seven nominees for director, to serve until the next annual meeting and their successors are duly elected and qualified.
2.
To ratify the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting and vote during the live webcast by visiting www.virtualshareholdermeeting.com/RANI2026 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 7:45 a.m. Pacific Time, on May 28, 2026.
The record date for the Annual Meeting is April 2, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

Talat Imran
Chief Executive Officer

San Jose, California
April 16, 2026
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

RANI THERAPEUTICS HOLDINGS, INC.
2051 Ringwood Avenue
San Jose, California 95131
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2026

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	6	Plurality of voting power of shares present virtually or represented by proxy and entitled to vote on the matter	For each director nominee

Ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	16	Majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the matter	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Rani Therapeutics Holdings, Inc. (sometimes referred to as “Rani Holdings”, and together with its subsidiary, Rani Therapeutics, LLC (“Rani LLC”), as “us,” “our,” “we” and the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 16, 2026 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 26, 2026.
How do I attend the annual meeting?
To facilitate stockholder participation in the annual meeting, the annual meeting will be held through a live webcast at www.virtualshareholdermeeting.com/RANI2026. You will not be able to attend the annual meeting in person. If you attend the annual meeting online, you will be able to vote at www.virtualshareholdermeeting.com/RANI2026.
You are entitled to attend the annual meeting if you were a stockholder as of the close of business on April 2, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/RANI2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 28, 2026.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/RANI2026 and register as a guest. If you login as a guest, you will not be able to vote your shares during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the annual meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/RANI2026 . In addition, for the ten days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 18, 2026 and until the meeting, stockholders should email secretary@ranitherapeutics.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, there will be technical support telephone numbers on the log in page at www.virtualshareholdermeeting.com/RANI2026.

For the annual meeting, how do we ask questions of management and the board?
Stockholders may submit questions that are relevant to our business in advance of the annual meeting. If you are a stockholder, you may submit a question in advance of the meeting by emailing your question to secretary@ranitherapeutics.com or sending a letter with your question to Rani Therapeutics Holdings, Inc., Secretary, 2051 Ringwood Avenue, San Jose, CA 95131. You must put “Annual Meeting Question” in the subject line or at the top of the letter, and state your full name and whether you hold shares as a stockholder of record or beneficial owner. To be considered, questions must be received by the Company on or before 11:59 p.m. Eastern Time on May 18, 2026. Questions pertinent to meeting matters will be addressed through prepared remarks at the annual meeting.
If I miss the annual meeting, will there be a copy posted online?
Yes, a replay of the annual meeting webcast will be available at www.virtualshareholdermeeting.com/RANI2026 for one year.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 2, 2026 will be entitled to vote at the annual meeting. On the record date, there were 99,812,515 shares of Class A common stock and 23,970,359 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 2, 2026, your shares were registered directly in your name with Rani Holdings’ transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 2, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting online. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of seven directors (Proposal 1);
•
Ratification of the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet, vote online at the annual meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•
To vote during the annual meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/RANI2026 You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you the Proxy Statement.

•
To vote prior to the annual meeting (until 11:59 p.m. Eastern Time on May 27, 2026), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning the proxy card or voting instruction form, as described below.

•
To vote using the proxy card, simply complete, sign and date the proxy card, that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 27, 2026 to be counted.

•
To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 27, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Rani Holdings. To vote prior to the meeting, simply follow the voting instructions in the notice to ensure that your vote is counted. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you are entitled to one vote for each share of Class A common stock you own as of April 2, 2026 and one vote for each share of Class B common stock you own as of April 2, 2026.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the annual meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
•	You may attend the annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2026, to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between January 28, 2027 and February 27, 2027. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the 2026 annual meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2027 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for either of the proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026, must receive “For” votes from the holders of a majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 99,812,515 shares of Class A common stock and 23,970,359 shares of Class B common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the meeting virtually or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

Election of Directors
Rani Holdings’ Board of Directors currently consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders, other than Mr. Bassan and Dr. Bailey, who were elected to the Board of Directors on October 23, 2025, pursuant to a certain securities purchase agreement dated October 16, 2025 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, for so long as Samsara BioCapital and its affiliates (together, “Samsara”) and Anomaly Ventures, LLC and its affiliates (together, “Anomaly”) each beneficially owns at least 25% of the securities issued to it pursuant to the Purchase Agreement, each of Samsara and Anomaly shall have the right, subject to compliance with the applicable rules and regulations of The Nasdaq Stock Market, to designate one member to our Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, all directors are encouraged to attend. Four of the directors then serving on the Board of Directors attended the Company’s 2025 annual meeting of stockholders.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Rani Holdings. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities and expertise that the committee views as critical to effective functioning of the Board. The Board believes it is important to develop a diverse and experienced board of directors. To provide a mix of experience and perspective on the board, the committee takes into account various factors, including diversity overall with respect to skills, perspective, background and experience. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the committee to believe that that the nominees should continue to serve on the Board. However, each of the members of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company
Talat Imran	45	Chief Executive Officer of the Company
Mir Imran	69	Chairman of the Board of Directors of the Company
Dennis Ausiello, M.D.	80	Director of CATCH, Massachusetts General Hospital
Jean-Luc Butel	69	Director at Takeda, Novo Holdings, and SG Innovate
Lisa Rometty	58	Chief Executive Officer, Zerigo Health, Inc.
Vasudev Bailey, Ph.D.	42	General Partner, Anomaly Ventures
Abraham Bassan	41	Partner, Samsara BioCapital

Talat Imran. Mr. Imran has served as a member of our Board of Directors and our Chief Executive Officer since June 2021. From January 2014 to June 2021, Mr. Imran served as our Vice President, Strategy. Previously, Mr. Imran served as a partner at InCube Ventures, LP, a venture capital company in the healthcare sector, from May 2007 to

June 2021, as co-founder and Managing Director of VentureHealth, a healthcare investment company, from December 2012 to June 2021, and as Chief Executive Officer of Venture Web Partners, a web design, development and hosting firm, from June 2006 to December 2016. He earned a B.A. in Computer Science from the University of California, Santa Cruz. The Nominating and Corporate Governance Committee believes that Mr. Imran’s prior history as chief executive officer positions him to contribute to the Board of Directors his extensive knowledge of the Company and to provide Board continuity. Mr. Imran is the son of Mir Imran, a director and the Chairman of the Company, and a nephew of Mir Hashim, the Company’s Chief Scientific Officer.
Mir Imran. Mr. Imran founded Rani Therapeutics, LLC and has served as a member of our Board of Directors since February 2012. From February 2012 to June 2021, he served as our President and Chief Executive Officer, and since June 2021, as our Chairman. Since November 2012, Mr. Imran has served as a co-founder and a Managing Director of InCube Ventures, LP and InCube Crowdfunding, LLC, venture capital companies in the healthcare sector. Since 1995, Mr. Imran has also served as the Chairman of InCube Labs, LLC, a research company that he founded. Mr. Imran is a fellow of the American Institute of Medical and Biological Engineers, the National Academy of Engineering and the National Academy of Inventors. Mr. Imran earned a B.S. in Electrical Engineering from Rutgers University, and attended Rutgers Medical School. The Nominating and Corporate Governance Committee believes Mr. Imran is qualified to serve on our Board of Directors because of his experience in the healthcare sector and medical device research and his extensive knowledge of our Company. Mr. Imran is the father of Talat Imran, a director and the Chief Executive Officer of the Company, and a brother of Mir Hashim, the Company’s Chief Scientific Officer.
Dennis Ausiello, M.D. Dr. Ausiello has served as a member of our Board of Directors since September 2018. Dr. Ausiello serves as the Director of the Center for Assessment Technology and Continuous Health (CATCH), which he co-founded, Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Physician-in-Chief Emeritus at Massachusetts General Hospital. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals, Inc., an RNA interference company, since April 2012, the board of directors of Seres Therapeutics, Inc., a microbiome therapeutics company, since April 2015 and previously served on the board of directors of Pfizer Inc., a pharmaceuticals company. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. The Nominating and Corporate Governance Committee believes Dr. Ausiello is qualified to serve on our Board of Directors because of his leadership experience in the medical field, including in finance and research.
Jean-Luc Butel. Mr. Butel has served as a member of our Board of Directors since April 2021. Mr. Butel currently serves on the board of directors of multiple companies, including Takeda Pharmaceutical Company Limited, a global pharmaceuticals company, since June 2016, Novo Holdings A/S, a life science investment company, since June 2017. Since June 2015, he has also served as President and Global Healthcare Advisor at K8 Global Pte Ltd., a business consulting firm. Mr. Butel served on the board of directors of Varian Medical Systems Inc., a medical equipment manufacturer, from February 2017 to April 2021. Mr. Butel also served as a Senior Advisor for the Healthcare Systems and Services group at McKinsey & Company, a management consulting firm, from July 2015 to January 2017. Mr. Butel earned a B.A. from George Washington University and an M.B.A from Thunderbird School of Global Management. The Nominating and Corporate Governance Committee believes Mr. Butel is qualified to serve on our Board of Directors because of his leadership experience in healthcare companies.
Lisa Rometty. Ms. Rometty has served as a member of our Board of Directors since January 2022. Ms. Rometty has been the Chief Executive Officer and a member of the Board of Directors of Zerigo Health, Inc., a digital health platform for the home treatment of chronic skin conditions, since August 2023. From August 2020 to June 2022, Ms. Rometty served as President of CVS Kidney Care, LLC, a subsidiary of CVS Health, Inc. focused on creating new products and services to slow the progression of chronic kidney disease. From July 2019 to August 2020, Ms. Rometty served as President, Global Client Solutions at Syneos Health, a public biopharmaceutical company. Prior to that, Ms. Rometty served as Vice President and General Manager of Oncology, Life Sciences and Personal Health-Watson Health and as Vice President and General Manager, Global Markets-Watson Health at IBM from January 2018 to July 2019 and October 2015 to December 2017, respectively. Ms. Rometty holds a B.S. in International Business from Michigan State University and an M.B.A. from the University of Notre Dame. The Nominating and Corporate Governance Committee believes Ms. Rometty is qualified to serve on our Board of Directors because of her leadership experience in the healthcare industry.

Vasudev Bailey, Ph.D. Dr. Bailey has served as a member of our Board of Directors since October 2025. Dr. Bailey has served as the Founder and General Partner of Anomaly Ventures, a venture capital firm focused on healthcare technology and artificial intelligence, since January 2025. From February 2017 to October 2024, Dr. Bailey served as a Senior Partner at ARTIS Ventures, where he led investments across the life sciences and digital health sectors. Earlier in his career, Dr. Bailey founded and led multiple companies, including the GLG Institute, which became the largest global network of CEOs and CXOs. He also served as a management consultant at McKinsey & Company, advising clients in the healthcare and life sciences industries. Dr. Bailey has raised and managed capital from pensions, endowments, and family offices, and currently serves on advisory boards at Johns Hopkins University (since 2019) and the University of California, Irvine (since 2024). Dr. Bailey has served in various governance capacities across a diverse portfolio of biotechnology and life sciences companies, with a focus on cutting-edge therapeutics and diagnostics. His board and observer roles span early-stage ventures and growth-stage companies, reflecting deep engagement in company formation, strategic development, and scientific innovation. Dr. Bailey obtained his B.S. in Biomedical Engineering with a minor in Political Science from the University of California, Irvine, his Ph.D. from the Johns Hopkins School of Medicine and has been recognized as a Siebel Scholar, Medtronic Scholar, and Regents Scholar. The Nominating and Corporate Governance Committee believes Dr. Bailey is qualified to serve on our Board of Directors because of his extensive experience in the healthcare industry.
Abraham Bassan. Mr. Bassan has served as a member of our Board of Directors since October 2025. Mr. Bassan has served as a Partner at Samsara BioCapital, a life sciences investment firm, since April 2025, as a Principal from April 2021 to April 2025, and as a Vice President from July 2017 to April 2021. Since November 2021, he has served on the Board of Directors of Septerna, Inc. (Nasdaq: SEPN). Since May 2022, Mr. Bassan has served as Interim Chief Executive Officer, President, and Director of Link Cell Therapies Inc., a privately held biotechnology company. From February 2021 to May 2022, he was President of Cargo Therapeutics, Inc. (Nasdaq: CRGX), a clinical-stage cell therapy company, and member of its board of directors from 2021 until 2025. Mr. Bassan previously served as a member of the board of directors of Graphite Bio, Inc. from 2020 to 2024. Earlier in his career, Mr. Bassan held the role of Director of Program Biology at Revolution Medicines, Inc. (Nasdaq: RVMD) from December 2014 to July 2017. He was the Founder and Chief Executive Officer of Aurora Medical, Inc., a privately held molecular diagnostics company, from September 2012 to September 2014. From 2010 to 2012, Mr. Bassan served as Associate Director of Program Management at bluebird bio, Inc. (Nasdaq: BLUE), where he managed several gene therapy programs. Mr. Bassan obtained his B.A. in Molecular Biology from Princeton University and his M.S. in Developmental Biology from Stanford University. The Nominating and Corporate Governance Committee believes Mr. Bassan is qualified to serve on our Board of Directors because of his leadership experience in the healthcare industry.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Due to the global and complex nature of our business, the Board believes it is important to consider expertise, education, skills, perspectives and professional experiences in areas that are relevant to the Company’s business and the needs of the Board from time to time in evaluating board candidates in order to provide practical insights and diverse perspectives.
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of Dr. Ausiello, Mr. Bassan, Dr. Bailey, Mr. Butel, and Ms. Rometty are and our former directors Mr. Nanavaty and Ms. DeBuono were independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Related Person Transactions.” For Dr. Bailey, the Board considered that Dr. Bailey was a consultant for the Company from November 2024 until April 2025. The aggregate amount received by Dr. Bailey for his consulting services was $40,000.
Based on this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting (other than Mir Imran and Talat Imran, who are not considered independent because they are or were executive officers of the Company, and former director Andrew Farquharson, who was not considered independent because of his affiliation with multiple entities with whom Mir Imran and/or Talat Imran are also affiliated), are independent under the standards set forth in the Company’s Corporate Governance Guidelines and applicable Nasdaq rules.
Board Leadership Structure
The Company’s Board of Directors is currently chaired by Mir Imran, the Company’s founder and former Chief Executive Officer. The role of Chief Executive Officer is held by Talat Imran. Ms. DeBuono served as lead independent director until her retirement on April 24, 2025.
The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with the Company’s former Chief Executive Officer). As a result, the Company believes that separating the positions of Chief Executive Officer and Chairman can enhance the effectiveness of the Board as a whole.
In addition, the Board appointed Ms. DeBuono as the lead independent director to help reinforce the independence of the Board as a whole. The lead independent director was empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the chairperson, preside over and establish the agendas for meetings of the independent directors, act as liaison between the chairperson and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it was the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. Currently, the Chairman performs some of the functions of the lead independent director.

Role of The Board in Risk Oversight
One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board of Directors is responsible for general oversight of risks and regular review of information regarding the Company’s risks, including credit risks, liquidity risks, cybersecurity risks and operational risks, as well as providing strategic guidance to the senior management of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive and employee compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to financial risk management and financial risk assessment, including the Company’s major financial risk exposures. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. The Board of Directors believes its administration of its risk oversight function has not negatively affected the Board of Directors’ leadership structure.
Meetings of The Board of Directors
The Board of Directors met twelve times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, except for Mr. Butel who attended 70.5% of all meetings.
Information Regarding Committees of The Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2025 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Dennis Ausiello(1)	✔	✔	✔
Jean-Luc Butel(2)	✔		✔*
Laureen DeBuono(3)	✔*	✔
Maulik Nanavaty(4)	✔	✔*
Lisa Rometty(5)	✔*		✔
Vasudev Bailey(6)		✔*
Abraham Bassan(7)			✔*
Total meetings in fiscal year 2025	4	2	1

*	Committee Chairperson
(1)
Dr. Ausiello served on the Nominating and Corporate Governance Committee until October 23, 2025, and was appointed to the Compensation Committee on April 24, 2025, and to the Audit Committee on October 23, 2025.

(2)	Mr. Butel served as Chairperson of the Nominating and Corporate Governance Committee until October 23, 2025.
(3)	Ms. DeBuono retired from the Board, including the Compensation Committee and the Audit Committee, on April 24, 2025.
(4)	Mr. Nanavaty resigned from the Board, including the Compensation Committee and the Audit Committee, on October 23, 2025.
(5)	Ms. Rometty was appointed Chairperson of the Audit Committee on April 24, 2025.
(6)	Dr. Bailey was appointed to the Board of Directors and Chairperson of the Compensation Committee on October 23, 2025.
(7)	Mr. Bassan was appointed to the Board of Directors and Chairperson of the Nominating and Corporate Governance Committee on October 23, 2025.
Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting, and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:
•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;
•	determines and approves the engagement of the independent registered public accounting firm;
•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a different independent registered public accounting firm;
•	determines and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law and considers any relationships of the independent registered public accounting firm that may affect the independent registered public accounting firm independence;

•	reviews and approves or disapproves transactions between the company and any related persons;
•	confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal control over financial reporting;
•
establishes procedures, when and as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	meets to review with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation; and
•
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Ms. Rometty, Mr. Butel, and Dr. Ausiello. Ms. DeBuono served as Chairperson of the Audit Committee until her retirement from the Board on April 24, 2025. Mr. Nanavaty served as a member of the Audit Committee until his resignation from the Board on October 23, 2025. Ms. Rometty was appointed Chairperson of the Audit Committee on April 24, 2025, following the retirement of Ms. DeBuono. Dr. Ausiello was appointed to the Audit Committee on October 23, 2025, following the resignation of Mr. Nanavaty. The Audit Committee met four times during the fiscal year ended December 31, 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on a quarterly basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board of Directors has also determined that each of Ms. Rometty and Ms. DeBuono qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. Rometty’s and Ms. DeBuono’s level of knowledge and experience based on a number of factors, including her formal education and work experience with regular compliance and financial reporting guidelines at several large public reporting and healthcare companies.

Report of the Audit Committee of the Board of Directors*
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:
•	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with our management;
•
The Audit Committee has discussed with the independent registered public accounting firm, responsible for expressing an opinion on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by the applicable requirements of Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company and management.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by:
Ms. Lisa Rometty
Mr. Jean-Luc Butel
Dr. Dennis Ausiello
*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of two directors: Drs. Ausiello and Bailey. Dr. Bailey has served as Chairperson of the Compensation Committee since October 23, 2025. Ms. DeBuono served as a member of the Compensation Committee until her retirement from the Board on April 24, 2025. Mr. Nanavaty served as Chairperson of the Compensation Committee until his resignation from the Board on October 23, 2025. Dr. Ausiello was appointed to the Compensation Committee on April 24, 2025, following the retirement of Ms. DeBuono. Dr. Bailey was appointed to the Board of Directors and as Chairperson of the Compensation Committee on October 23, 2025, following the resignation of Mr. Nanavaty. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met twice during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s overall compensation strategy, policies, plans and programs, including:
•
review and recommend to the Board for approval corporate and individual performance objectives relevant to the compensation of the Company’s executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and recommend to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and evaluation of the Chief Executive Officer’s performance in light of these stated objectives;

•	review and recommend to the Board the type and amount of compensation to be paid or awarded to Board members;

•	oversee the appointment, compensation and work of the compensation consultants, independent legal counsel or other advisors engaged for the purpose of advising the committee; and
•	administer the Company’s equity compensation plans, deferred compensation plans and other similar plans and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at the expense of the Company. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other advisers to the Compensation Committee, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During fiscal year 2025, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon Consulting, Inc.(“Aon”) as compensation consultants. The Compensation Committee requested that Aon analyze current market data with respect to the cash and equity compensation of the Company’s executives and equity strategy with respect to non-executives, including comparisons between the compensation practices of the Company and its peer group, and potential market adjustments in light of the market findings.
As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon, the Compensation Committee recommended that the Board of Directors approve modified recommendations of Aon subject to receipt of additional financing by the Company. In December 2025, the Compensation Committee re-engaged Aon to review the Company’s full compensation programs for fiscal year 2026.
Generally, the Compensation Committee’s process comprises two related elements: the determination of recommended compensation levels and the establishment of recommended performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any recommended adjustments to his compensation as well as awards to be granted, in each case to be approved by the Board. The Compensation Committee also recommends to the Board the compensation to be paid and awarded to the non-employee directors. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, reviewing and assessing the performance of the Board (including Board committees), and developing a set of corporate governance principles for the Company and reviewing and assessing those principles and their application.
The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Bassan, Ms. Rometty, and Mr. Butel. Mr. Bassan has served as Chairperson of the Nominating and Corporate Governance Committee since October 23, 2025. Mr. Butel served as Chairperson of the Nominating and Corporate Governance Committee until October 23, 2025. Dr. Ausiello served on the Nominating and Corporate Governance Committee until October 23, 2025. Mr. Bassan was appointed to the Board of Directors and Chairperson of the Nominating and Corporate Governance Committee on October 23, 2025. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having a relevant professional background, perspective and experience and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board of Directors and/or the Nominating and Corporate Governance Committee may modify these qualifications from time to time. When this occurs, the Board of Directors and the Nominating and Corporate Governance Committee will evaluate existing members according to the new criteria. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers professional experience, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee may consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Secretary at the Company’s principal executive office not later than the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications With The Board of Directors
Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.
Code of Ethics
The Company has adopted the Rani Therapeutics Holdings, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
The Company has adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings, term limits and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at ir.ranitherapeutics.com/corporate-governance/governance-overview.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Prohibition on Hedging, Short Sales, and Pledging
The Board of Directors has adopted an insider trading policy that applies to all of our employees, directors and consultants. This policy prohibits hedging or similar transactions designed to decrease the risks associated with holding shares of the Company’s stock. In addition, the insider trading policy prohibits trading in derivative securities related to the Company’s stock, which include publicly traded call and put options, engaging in short selling of the Company’s stock, purchasing the Company’s stock on margin or holding it in a margin account, and pledging the shares as collateral for a loan.

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. CBIZ was appointed as the Company’s independent registered public accounting firm on April 7, 2025. Prior to that, Marcum LLP (“Marcum”) audited the Company’s consolidated financial statements since September 10, 2024. CBIZ acquired certain business of Marcum in November 2024. Prior to September 2024, Ernst & Young LLP (“EY”) audited the Company’s consolidated financial statements since 2019. Representatives of CBIZ are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of CBIZ as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of CBIZ as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.
Principal Accountant Fees and Services
The following tables represent aggregate fees billed to the Company for the fiscal year ended December 31, 2025 and December 31, 2024 by CBIZ, Marcum, and EY, respectively.

CBIZ	Fiscal Year Ended December 31
	2025	2024
	(in thousands)
Audit Fees(1)	$505	—
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$505	—

(1)
Audit Fees consisted of fees and expenses covering the audit of the Company’s consolidated financial statements; review of the interim condensed consolidated financial statements; accounting and financial reporting consultations; and the issuance of consents in connection with registration statement filings with the SEC.

Marcum	Fiscal Year Ended December 31
	2025	2024
	(in thousands)
Audit Fees(1)	—	$305
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	—	$305

(1)
Audit Fees consisted of fees and expenses covering the audit of the Company’s consolidated financial statements; review of the interim condensed consolidated financial statements; accounting and financial reporting consultations; and the issuance of consents in connection with registration statement filings with the SEC.

EY	Fiscal Year Ended December 31
	2025	2024
	(in thousands)
Audit Fees(1)	—	$338
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	—	$338

(1)
Audit Fees consisted of fees and expenses covering the audit of the Company’s consolidated financial statements; review of the interim condensed consolidated financial statements; accounting and financial reporting consultations; and the issuance of consents in connection with registration statement filings with the SEC.

All fees described above were pre-approved by the Audit Committee.
Change In Independent Registered Public Accounting Firm
The Audit Committee approved the dismissal of Marcum as the Company’s independent registered public accounting firm on April 7, 2025. Marcum was acquired by CBIZ CPAs P.C. (“CBIZ”) and CBIZ transitioned all public company clients from Marcum to CBIZ. The report of Marcum on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of the Company’s consolidated financial statements for the year ended December 31, 2024 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal year ended December 31, 2024, and the subsequent interim period through April 7, 2025, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the rules and regulations of the SEC with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference there in its reports on the consolidated financial statements for such years. During the fiscal year ended December 31, 2024, and subsequent interim period through April 7, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Marcum’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated April 7, 2025.
The Audit Committee, following careful deliberation, approved the appointment of CBIZ as the Company’s independent registered public accounting firm on April 7, 2025, with immediate effect, for the fiscal year ending December 31, 2025. During the fiscal year ended December 31, 2024 and the subsequent interim period through April 7, 2025, neither the Company, nor anyone on its behalf, consulted CBIZ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by CBIZ that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s capital stock as of March 31, 2026 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Our Class A common stock and our Class B common stock entitles holders thereof to one vote per share, voting together as a single class.
Subject to the terms of Rani LLC’s sixth amended and restated limited liability company agreement (“Amended Rani LLC Agreement”), Class A units of Rani LLC together with Class B common stock of the Company (together referred to as a “Paired Interest”) are exchangeable for shares of Class A common stock on a one-for-one basis; provided that, at the Company’s election, the Company has the ability to effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Paired Interest redeemed. Any shares of Class B common stock will be cancelled on a one-for-one basis if, at the election of the holder, the Company redeems or exchanges such Paired Interest pursuant to the terms of the Amended Rani LLC Agreement.
Subject to the terms of the Amended Rani LLC Agreement, certain individuals who own Class A units of Rani LLC without corresponding shares of Class B common stock of the Company (“non-corresponding Class A units”) have the ability to exchange such Class A units of Rani LLC for shares of Class A common stock on a one-for-one basis; provided that, at the Company’s election, the Company has the ability to effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each non-corresponding Class A unit of Rani LLC redeemed. Beneficial ownership of Class A units of Rani LLC is not reflected in this table; however, information concerning ownership of Class A units of Rani LLC is included in the footnotes below, where applicable.

	Common Stock Beneficially Owned**
	Class A		Class B
Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Total Common Stock Beneficially Owned	Percent of Total
5% Stockholders
InCube Labs, L.L.C.(1)	13,664	*	22,411,124	93.50%	22,424,788	18.12%
Samsara BioCapital, L.P.(2)	9,882,477	9.77%	—	—	9,882,477	7.90%
RA Capital Healthcare Fund, L.P.(3)	9,882,477	9.77%	—	—	9,882,477	7.90%
AWM Investment Company, Inc.(4)	9,745,343	9.76%	—	—	9,745,343	7.87%
Invus Global Management, L.L.C.(5)	9,825,911	9.13%	—	—	9,825,911	7.47%
SymBiosis Capital Partners, L.L.C.(6)	6,300,000	6.31%	—	—	6,300,000	5.09%
Named Executive Officers and Directors
Dennis Ausiello(7)	322,009	*	—	—	322,009	*
Jean-Luc Butel(8)	429,088	*	—	—	429,088	*
Abraham Bassan	—	*	—	—	—	*
Vasudev Bailey	—	*	—	—	—	*
Mir Imran(9)	4,483,499	4.39%	22,660,053	94.53%	27,143,552	21.52%
Lisa Rometty(10)	266,425	*	—	—	266,425	*
Talat Imran(11)	2,736,294	2.68%	—	—	2,736,294	2.17%
Svai Sanford(12)	933,780	*	—	—	933,780	*
Kate McKinley(13)	581,939	*	—	—	581,939	*
All directors and executive officers as a group (11 persons)(14)	10,830,977	10.66%	22,832,201	95.25%	33,663,178	26.73%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common stock or Class B common stock.
**
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Class A common stock issuable upon vesting of restricted stock units or exercisable pursuant to the exercise of options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2026 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Applicable percentages are based on 99,812,515 Class A and 23,970,359 Class B shares outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC. The shares outstanding on March 31, 2026 do not include any pre-funded warrants that may be held by the beneficial owners listed above. The persons named in this table, to the best of our knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(1)
Represents shares held by InCube Labs, LLC (“ICL”). Mir Imran is the sole managing member of ICL, which is wholly-owned by Mir Imran and his family. The address of this entity is 2051 Ringwood Avenue, San Jose, California 95131.

(2)
The indicated ownership is based solely on Schedule 13D filed with the SEC on October 30, 2025 by Samsara BioCapital, L.P. (“Samsara LP”), Samsara BioCapital GP, LLC (“Samsara GP”), Samsara Opportunity Fund, L.P. (“Samsara Opportunity Fund”) and Samsara Opportunity Fund GP, LLC (“Samsara Opportunity GP”). The Schedule 13D provides information only as of October 30, 2025, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed since October 30, 2025. The beneficial ownership consists of (i) 4,250,000 shares of Class A Common Stock directly held by Samsara LP; (ii) Pre-Funded Warrants exercisable for up to 8,250,000 shares of Class A Common Stock directly held by Samsara LP; (iii) Common Warrants exercisable for up to 12,500,000 shares of Class A Common Stock or Pre-Funded Warrants directly held by Samsara LP; (iv) 4,250,000 shares of Class A Common Stock directly held by Samsara Opportunity Fund; (v) Pre-Funded Warrants exercisable for up to 8,250,000 shares of Class A Common Stock directly held by Samsara Opportunity Fund; and (vi) Common Warrants exercisable for up to 12,500,000 shares of Class A Common Stock or Pre-Funded Warrants directly held by Samsara Opportunity Fund. Each of the Pre-Funded Warrants and the Common Warrants contains a beneficial ownership blocker provision which precludes exercise of the Warrants to the extent that, following exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the Class A common stock outstanding. Each of Samsara LP and Samsara Opportunity Fund is currently prohibited from exercising the Warrants to the extent that such exercise would result in their beneficial ownership of more than 9,882,477 shares of Class A Common Stock. Samsara GP is the sole general partner of Samsara LP and Dr. Akkaraju is the managing member of Samsara GP. Each of Samsara GP and Dr. Akkaraju possesses power to direct the voting and disposition of the securities held by Samsara LP. Samsara Opportunity GP is the sole general partner of Samsara Opportunity Fund and Dr. Akkaraju is the managing member of Samsara Opportunity GP. Each of Samsara Opportunity GP and Dr. Akkaraju possesses power to direct the voting and disposition of the securities held by Samsara Opportunity Fund. The address of these entities and Dr. Akkaraju is 628 Middlefield Road, Palo Alto, California 94301.

(3)
The indicated ownership is based solely on a Schedule 13G filed with the SEC on October 30, 2025 by RA Capital Management, L.P. (“RA Capital”) Dr. Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P. (“the Fund”). The Schedule 13G provides information only as of October 30, 2025, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed since October 30, 2025. The Fund directly holds (i) 8,500,000 shares of Class A Common Stock; (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to 16,500,000 shares of Class A Common Stock; and (iii) warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) exercisable for up to 25,000,000 shares of Class A Common Stock. Each of the Pre-Funded Warrants and the Common Warrants contains a beneficial ownership blocker provision which precludes exercise of the Warrants to the extent that, following exercise, the Fund, together with its affiliates and other attribution parties, would own more than 9.99% of the Class A Common Stock outstanding. The Fund is prohibited from exercising the Warrants to the extent that such exercise would result in RA Capital’s beneficial ownership of more than 9,882,477 shares of Class A Common Stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Issuer held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including any of the Company’s Class A Common Stock. As such, and because it may not revoke that delegation on a notice of less than 61 days, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities beneficially owned by RA Capital. Such persons and entities disclaim beneficial ownership of the shares listed herein, except to the extent of any pecuniary interest therein. The principal address of RA Capital is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(4)
The indicated ownership is based solely on Schedule 13G filed with the SEC on February 13, 2026 by AWM Investment Company, Inc. (“AWM”). The Schedule 13G provides information only as of December 31, 2025, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed since December 31, 2025. AWM has sole voting and sole dispositive power on (i) an aggregate of 6,500,000 shares of Class A Common Stock, of which 1,145,491 shares of Class A Common Stock are held by Special Situations Cayman Fund, L.P. (“Cayman”) and 4,054,509 shares of Class A Common Stock are held by Special Situations Fund III QP, L.P. (“SSFQP”) and 1,300,000 shares of Class A Common Stock are held by Special Situations Life Sciences Fund, L.P. (“SSLS”); (ii) Pre-Funded Warrants to purchase up to an aggregate of 37,500,000 shares of Class A Common Stock, of which 2,158,809 Pre-Funded Warrants are held by Cayman, 7,641,191 Pre-Funded Warrants are held by SSFQP and 2,450,000 Pre-Funded Warrants are held by SSLS; and (iii) Common Warrants exercisable for up to an aggregate of 31,000,000 shares of Class A Common Stock, of which 3,304,300 Common Warrants are held by Cayman, 11,695,700 Common Warrants are held by SSFQP and 3,750,000 Common Warrants are held by SSLS. Each of the Pre-Funded Warrants and the Common Warrants contains a beneficial ownership blocker provision which precludes exercise of the Warrants to the extent that, following exercise, AWM, together with its affiliates and other attribution parties, would own more than 9.99% of the Class A Common Stock outstanding. AWM is prohibited from exercising the Common Warrants to the extent that such exercise would result in AWM’s beneficial ownership of more than 9,745,343 shares of Class A Common Stock. AWM serves as investment adviser to Cayman, SSFQP and SSLS (collectively “The Funds”). The Funds and the controlling principals of AWM, David M. Greenhouse and Adam C. Stettner, may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Issuer held by The Funds or AWM. The principal address of AWM is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)
The indicated ownership is based solely on Schedule 13G filed with the SEC on October 23, 2025 by Invus Global Management, LLC (“Global Management”), Raymond Debbane, Invus Public Equities, L.P. (“Invus Public Equities”), Invus Public Equities Advisors, LLC (“Invus PE Advisors”), Global Management and Siren, L.L.C. (“Siren”) Avicenna Life Sci Master Fund LP (“Avicenna Fund”), Avicenna Life Sci Master GP LLC (“Avicenna GP”) and Ulys, L.L.C. (“Ulys”). The Schedule 13G provides information only as of October 23, 2025, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed since October 23, 2025. Invus Public Equities directly held (i) 1,754,011 shares of Class A Common Stock; (ii) Pre-Funded Warrants to purchase up to 7,381,462 shares of Class A Common Stock; and (iii) Common Warrants exercisable for up to 9,135,473 shares of Class A Common Stock. Avicenna Fund directly held (i) 245,989 shares of Class A Common Stock; (ii) Pre-Funded Warrants to purchase up to 1,035,205 shares of Class A Common Stock; and

(iii) Common Warrants exercisable for up to 1,281,194 shares of Class A Common Stock. Each of the Pre-Funded Warrants and the Common Warrants contains a beneficial ownership blocker provision which precludes exercise of the Warrants to the extent that, following exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the Class A common stock outstanding, and as such each of Invus Public Equities and Avicenna Fund is currently prohibited from exercising the Warrants to the extent that such exercise would result in their beneficial ownership of more than 9.99% of the total number of shares of Class A Common Stock. As general partner of Invus Public Equities, Invus PE Advisors may be deemed to beneficially own the securities held by Invus Public Equities. As the managing member of Invus PE Advisors, Global Management may be deemed to beneficially own the securities that Invus PE Advisors may be deemed to beneficially own. As the managing member of Global Management, Siren may be deemed to beneficially own the securities that Global Management may be deemed to beneficially own. As the general partner of Avicenna Fund, Avicenna may be deemed to beneficially own the securities beneficially owned by Avicenna Fund. As the managing member of Avicenna GP, Ulys may be deemed to beneficially own the securities that Avicenna GP may be deemed to beneficially own. As the managing member of Siren and Ulys, Mr. Debbane may be deemed to beneficially own the securities that Siren and Ulys may be deemed to beneficially own. The address of these entities and Mr. Debbane is 750 Lexington Avenue, 30th Floor, New York, New York 10022.
(6)
The indicated ownership is based solely on Schedule 13G filed with the SEC on February 12, 2026 by SymBiosis Capital Partners, LLC (“SymBiosis”). The Schedule 13G provides information only as of November 13, 2025, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed since November 13, 2025. The beneficial ownership consists of (i) 6,300,000 shares of Class A Common Stock directly held by SymBiosis. The principal address of Symbiosis is 609 SW 8th Street, Suite 510, Bentonville, AR 72712.

(7)	Consists of shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026. Dr. Ausiello beneficially owns 92,074 non-corresponding Class A units of Rani LLC.
(8)	Includes 378,588 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026.
(9)
Consists of (i) 2,083,334 shares of Class A common stock directly held by Mir Imran, (ii) warrants exercisable for up to 2,083,334 shares of Class A common stock held directly by Mr. Imran, (iii) 242,692 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026, (iv) 13,664 shares of Class A common stock held by ICL (refer to footnote 1 above), (v) 22,411,124 shares of Class B common stock held by ICL, (vi) 7,694 shares of Class A common stock held by Rani Investment Corp. (“RIC”), (vii) 52,781 shares of Class A common stock held by InCube Ventures II, LP (“ICV”) and (viii) 248,929 shares of Class B common stock issuable upon exchange of Class A common units of Rani Therapeutics, LLC held by ICV. ICV is a limited partnership and its general partners are Mir Imran, Andrew Farquharson and Wayne Roe. Andrew Farquharson and Mir Imran are general partners of Rani Investment Corp. (“RIC”). The address of ICV and RIC is 2051 Ringwood Avenue, San Jose, California 95131.

(10)	Consists of shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026.
(11)
Includes (i) 2,373,992 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026 and (ii) 12,343 shares of Class A common stock held by VH Moll, LP. VH Moll, LP is a limited partnership and members of the general partner are Andrew Farquharson and Talat Imran. The address of VH Moll, LP is 2051 Ringwood Avenue, San Jose, California 95131. Talat Imran beneficially owns 43,484 non-corresponding Class A units of Rani LLC.

(12)
Includes 730,916 shares of Class A common stock underlying options which are exercisable within 60 days of March 31, 2026. Mr. Sanford beneficially owns 142,350 non-corresponding Class A units of Rani LLC.

(13)	Consists of shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2026
(14)
Consists of (i) 3,014,675 shares of Class A common stock held by our current directors and executive officers as a group, (ii) warrants of up to 2,083,334 shares of Class A Common Stock held by our current directors and executive officers that are exercisable within 60 days of March 31, 2026, (iii) 5,732,968 shares of Class A common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2026, (iv) 248,929 shares of Class B common stock issuable upon exchange of Class A common units of Rani Therapeutics, LLC and (v) 22,583,272 shares of Class B common stock held by our current directors and executive officers as a group.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of the Company’s executive officers as of March 31, 2026:

NAME	AGE	POSITION
Talat Imran	45	Chief Executive Officer and Director
Svai Sanford	56	Chief Financial Officer
Kate McKinley	49	Chief Business Officer
Alireza Javadi	42	Chief Technical Officer

Executive Officers
Talat Imran. For Mr. Imran’s biography please refer to “Proposal 1: Election of Directors” above.
Svai Sanford. Mr. Sanford has served as our Chief Financial Officer since November 2018. Prior to joining the Company, from June 2017 to November 2018, Mr. Sanford served as an executive consultant and acting Chief Financial Officer for pH Pharma Inc., a consumer skin care company. From September 2015 to March 2017, he served as the Chief Financial Officer of SFJ Pharmaceuticals, Inc., a drug development and R&D funding company, and from July 2012 to September 2015, he served as the Chief Financial Officer and Chief Accounting Officer of VIVUS, Inc., a public biopharmaceutical company. Mr. Sanford was a member of the audit practice at KPMG LLP from 1996 to 2002. He earned a B.S. in Accounting from Kansas State University and is a Certified Public Accountant (inactive).
Kate McKinley. Ms. McKinley has served as our Chief Business Officer since May 2023. Ms. McKinley has over 20 years of experience in the bio-pharmaceutical industry, including positions in executive leadership and as a board director. Prior to joining the Company, from July 2022 through May 2023, Ms. McKinley was Chief Executive Officer of Spark Outcomes. Prior to this, Ms. McKinley was Chief Executive Officer of Elevar Therapeutics, Inc. (formerly known as LSK Biopharma, Inc.) from July 2021 to July 2022, having previously been Elevar’s Chief Commercial Officer and Chief Business Officer from January 2019 to May 2021. Ms. McKinley began her career at Abbvie Inc. and Abbott Laboratories, Inc. where she served as Vice President of National Sales in the urology, oncology, and gynecology space. She is a summa cum laude graduate of The University of Tulsa. She holds an M.B.A. from the university’s Collins College of Business and a B.S. in Business Administration with degrees in Marketing and Management, and a minor in Psychology.
Alireza Javadi. Mr. Javadi has served as our Chief Technical Officer since December 2025. Prior to being appointed Chief Technical Officer, Mr. Javadi served as Vice President, Technical Operations at the Company since 2022, where he was responsible for overseeing research and development, manufacturing, and automation teams. Prior to joining the Company in 2022, Mr. Javadi spent five years as Director of Operations at Cretex Medical, a manufacturing and engineering service company. Before Cretex, Mr. Javadi’s prior roles include Tooling and Engineering Manager at JunoPacific, Senior Process Development Engineer at G&W Electric Co., and Principal Scientist at the Wisconsin Institute for Discovery. He holds a Ph.D. in Materials Science from University of Wisconsin and a Master’s degree in Advanced Engineering Materials from Chalmers University in Sweden.

Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders	13,215,938(2)	$4.03	2,799,786(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	13,215,938	$4.03	2,799,786

(1)	The weighted average exercise price excludes restricted stock units, which have no exercise price.
(2)
Includes (i) 11,872,439 shares of Class A common stock issuable pursuant to outstanding stock options under the 2021 Equity Incentive Plan (the “ 2021 Plan”), (ii) 994,797 shares of our Class A common stock issuable pursuant to outstanding stock options, which were issued under the 2016 Equity Incentive Plan, and (iii) 348,702 shares of Class A common stock issuable pursuant to outstanding restricted stock units under the 2021 Plan.

(3)
Includes 2,371,480 shares of Class A common stock available for issuance under the 2021 Plan and 428,306 shares of Class A common stock available for issuance under 2021 Employee Stock Purchase Plan (the “ESPP”). The number of shares of Class A common stock reserved for issuance under the 2021 Plan automatically increases on January 1 of each year, starting on January 1, 2022 and continuing through January 1, 2031, by 5% of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the immediately preceding calendar year, or a lesser number of shares determined by our Board of Directors prior to the applicable January 1. The maximum number of shares that may be issued upon the exercise of incentive stock options (“ISOs”) under the 2021 Plan is 16,500,000 shares. The number of shares of Class A common stock reserved for issuance under the 2021 ESPP automatically increases on January 1 of each calendar year, beginning on January 1, 2022 and continuing through January 1, 2031, by the lesser of (1) 1% of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the preceding calendar year, (2) 100,000 shares and (3) a number of shares determined by our Board of Directors.

EXECUTIVE COMPENSATION
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency that such votes must be conducted.
Executive Compensation Tables and Related Narrative Disclosure
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2025 and 2024, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly-compensated executive officers as of December 31, 2025 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Talat Imran Chief Executive Officer	2025	$198,325(3)	—	$502,176	$351,600	$1,052,101
	2024	$105,818(3)	—	$2,936,227	—	$3,042,245
Svai Sanford Chief Financial Officer	2025	$392,711(5)	$139,000(4)	$154,993	$259,700	$946,404
	2024	$416,000	—	$875,456	—	$1,291,456
Kate McKinley Chief Business Officer	2025	$370,472(5)	$130,000(4)	$201,565	$241,900	$943,937
	2024	$390,000	—	$875,456	—	$1,265,456

(1)
Amounts do not reflect dollar amounts actually received by our Named Executive Officers and instead, in accordance with SEC rules, represent the aggregate grant date fair value of options to purchase Class A common stock granted to our Named Executive Officers under the 2021 Plan, each computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)
Amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent the portion of the annual performance-based bonuses earned pursuant to objective performance criteria established as part of our annual performance-based bonus plan for the indicated year. For further discussion on performance-based bonuses paid for 2025, see the sub-section entitled “Narrative to Summary Compensation Table” below. Annual performance-based bonuses earned during the year are typically paid in the first quarter of the following year.

(3)
In November 2023, the Board approved a reduction in the annual salary of Mr. Imran from $520,000 to $100,000, effective November 1, 2023 through December 31, 2024 or until such time as we received gross proceeds of $50,000,000 or more, from equity financing and/or one or more non-dilutive strategic, licensing or partnering transactions (the “Financing Threshold”). In November 2024, the Board extended the reduction in annual salary of Mr. Imran through December 31, 2025 or until the Financing Threshold was met. The Board approved a new annual base salary for Mr. Imran of $625,100 effective October 20, 2025, in connection with satisfaction of the Financing Threshold.

(4)
Amounts disclosed under the “Bonus” column represent cash retention payments pursuant to a retention program approved by the Board in August 2025. For further discussion on retention payments paid in 2025, see the sub-section entitled “Narrative to Summary Compensation Table”

(5)
Mr. Sanford and Ms. McKinley each voluntarily elected to reduce their base salaries for pay periods beginning September 16, 2025, and ending October 31, 2025, to align with the Company’s broader cash preservation efforts. The amounts shown in the “Salary” column of the Summary Compensation Table above reflect such reductions.

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Talat Imran	5/23/2025(2)	153,562	899,438	$0.62	5/22/2035	—	—	—	—
	3/21/2024(2)	474,687	610,313	$3.60	3/20/2034	—	—	—	—
	3/27/2023(2)	95,933	—	$5.44	3/26/2033	—	—	—	—
	3/27/2023	299,792	179,875	$2.84	3/26/2033	—	—	—	—
	3/27/2023(3)	—	—	—	—	110,469	$149,133	—	—
	3/22/2022(2)	109,750	—	$13.21	3/21/2032	—	—	—	—
	3/22/2022	137,187	16,463	$2.84	3/21/2032	—	—	—	—
	3/22/2022(4)	—	—	—	—	21,650	$29,228	—	—
	9/9/2021(5)	453,125	—	$19.56	9/8/2031	—	—	—	—
	9/9/2021	271,875	—	$2.84	9/8/2031	—	—	—	—
	6/17/2021(6)	47,669	—	$9.44	6/16/2031	—	—	—	—
Svai Sanford	6/17/2021	31,252	—	$2.84	6/16/2031	—	—	—	—
	5/23/2025(2)	47,395	277,605	$0.62	5/22/2035	—	—	—	—
	3/21/2024(2)	141,531	181,969	$3.60	3/20/2034	—	—	—	—
	3/27/2023(2)	34,300	—	$5.44	3/26/2033	—	—	—	—
	3/27/2023	107,187	64,313	$2.84	3/26/2033	—	—	—	—
	3/27/2023(3)	—	—	—	—	43,438	$58,641	—	—
	3/22/2022(2)	41,666	—	$13.21	3/21/2032	—	—	—	—
	3/22/2022	52,084	6,250	$2.84	3/21/2032	—	—	—	—
	3/22/2022(4)	—	—	—	—	8,225	$11,104	—	—
	6/17/2021(5)	127,788	—	$9.44	6/16/2031	—	—	—	—
	6/17/2021	83,724	—	$2.84	6/16/2031	—	—	—	—
Kate McKinley	8/1/2025(7)	120,000	—	$0.53	7/31/2035	—	—	—	—
	5/23/2025(2)	47,395	277,605	$0.62	5/22/2035	—	—	—	—
	3/21/2024(2)	141,531	181,969	$3.60	3/20/2034	—	—	—	—
	8/7/2023	161,458	88,542	$2.84	8/6/2033	—	—	—	—

(1)
On December 16, 2023, our Board of Directors approved a stock option repricing whereby the exercise price of certain previously granted and still outstanding unvested stock option awards issued under the 2021 Plan and the 2016 Equity Incentive Plan, was reduced to $2.84 per share, which represented the most recent closing market price of our Class A common stock to the repricing date. No other terms of the options were modified, and the stock option awards will continue to vest according to their original vesting schedules, remain subject to the same service requirements and will retain their original expiration dates (the “Option Repricing”). Where applicable, an option is disclosed in two rows to show the effects of the Option Repricing.

(2)
Award issued pursuant to the 2021 Plan. The shares subject to the options vest over 4 years, with 1/48th of the shares vesting on each monthly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(3)
Award issued pursuant to the 2021 Plan. One-sixteenth of the restricted stock units vest on each quarterly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(4)
Award issued pursuant to the 2021 Plan. One-quarter of the restricted stock units vest on each yearly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(5)
Award issued pursuant to the 2016 Plan. The shares subject to the options vest over 4 years, with one-quarter vesting on June 14, 2022 and 1/48th of the shares vesting on each monthly anniversary thereafter, subject to the Named Executive Officer providing continued service through each such date.

(6)
Award issued pursuant to Rani LLC’s 2016 Equity Incentive Plan and assumed by Rani Holdings in connection with the Company’s initial public offering. The shares subject to the option vest over 4 years, with 1/48th of the shares vesting on each monthly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(7)	Award issued pursuant to the 2021 Plan. The options were fully exercisable on November 1, 2025.
(8)	The market value is based on the closing price of our Class A common stock as of December 31, 2025, of $1.35 per share.

Narrative to Summary Compensation Table
Employment Agreements
Below are descriptions of the offer letters with each of our Named Executive Officers setting forth the terms and conditions of such executive’s employment with Rani LLC, and Rani Management Services, Inc. (“RMS”) prior to transitioning and assigning employment agreements to Rani LLC, each a wholly owned subsidiary of the Company. All of our Named Executive Officers are employed at will.
Talat Imran
In December 2019, RMS entered into an offer letter with Talat Imran, our Chief Executive Officer, effective January 1, 2020, which was amended and restated as an employment agreement in June of 2021, as further amended in August 2022 to transfer his employment agreement from RMS to Rani LLC on the same terms. The employment agreement provides Mr. Imran with an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Mr. Imran is also entitled to certain benefits upon his termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”. In November 2023, our Board of Directors approved a reduction in the annual salary of Mr. Imran from $520,000 to $100,000, effective November 1, 2023 through December 31, 2024 or until such time as we receive the Financing Threshold. In November 2024, the Board extended the reduction in annual salary through December 31, 2025 or until the Financing Threshold was met. In October 2025, the Board deemed it advisable to reinstate Mr. Imran’s salary to its full amount as the Financing Threshold was met. Accordingly, the Board reinstated Mr. Imran’s salary to $625,100, effective October 20, 2025.
Svai Sanford
In December 2019, RMS entered into an offer letter with Mr. Sanford, our Chief Financial Officer, effective January 1, 2020, which was amended and restated as an employment agreement in June of 2021, as further amended in August 2022 to transfer his employment agreement from RMS to Rani LLC on the same terms. The employment agreement provides Mr. Sanford with an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Mr. Sanford is also entitled to certain benefits upon his termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”.
Kate McKinley
In May 2023, the Company entered into an offer letter with Ms. McKinley to serve as our Chief Business Officer, effective May 22, 2023. The offer letter provides Ms. McKinley with an opportunity to earn an annual bonus with a target amount equal to 75% of her base annual salary. Ms. McKinley is also entitled to certain benefits upon her termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”.
Equity Incentives
On May 23, 2025, each of Talat Imran, Kate McKinley and Svai Sanford were granted options to purchase 1,053,000, 325,000 and 325,000 shares of Class A common stock of the Company, respectively. Each option had a per-share exercise price of $0.62, which was the per-share fair market value of the underlying shares of Class A common stock on the grant date. Each option vests in substantially equal monthly installments from the grant date over four years, subject to the Named Executive Officer’s continuous service to us through each such vesting date.
Annual Bonus
Each Named Executive Officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our Board of Directors.
Bonuses are determined based on the executive’s base salary as of the end of the bonus year. The target level for executive bonuses for 2025 was 75% of base salary for each of Mr. Imran, Mr. Sanford and Ms. McKinley. The Board of Directors (considering the recommendations of the Compensation Committee and management) sets corporate goals for each year. These goals and the proportional emphasis placed on each are approved by the Board of Directors after considering management input and our overall strategic objectives. The Board of Directors, upon recommendation of the Compensation Committee, determines the level of achievement of the corporate goals for each year. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the Board of Directors.
For 2025, the corporate goals fell into the following categories: completion of specified licensing deals, raising a specified amount of new capital, initiation of a clinical study, achievement of certain product development goals and meeting certain organizational and talent development objectives. The Board of Directors recognized management’s performance in achieving certain of our 2025 corporate goals, including in particular our financing, partnering, clinical study, and organizational goals.
In March 2026, our Board, upon the recommendation of the Compensation Committee, decided to award annual cash bonuses to the Named Executive Officers for performance in 2025 based on partial achievement of the Company’s corporate goals for 2025 at the 75% achievement level. The performance bonuses for Talat Imran, Mr. Sanford and Ms. McKinley for 2025 were in the amount of $351,600, $259,700 and $241,900, respectively, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Retention Payments
On August 1, 2025, our Board of Directors approved a retention program, pursuant to which certain executive officers and key employees, including Mr. Sanford and Ms. McKinley, were entitled to receive cash retention payments (the “Retention Program”) subject to certain conditions, including continuous employment through the end of the payment period. In connection with the adoption of the Retention Program, Mr. Sanford and Ms. McKinley were entitled to receive cash payments equal to four months of their respective annual salaries, payable in two equal installments. Mr. Sanford’s aggregate retention payment was equal to $139,000. Ms. McKinley’s payment was equal to $130,000, in addition to a stock option grant to purchase 120,000 shares of the Company’s Class A common stock with a per-share exercise price of $0.53, pursuant to the 2021 Equity Incentive Plan that became fully vested and exercisable on November 1, 2025.
401(k) Plan
Eligible employees are permitted to participate in the Company’s 401(k) Plan (“401(k) Plan”). Plan participants are able to defer eligible compensation subject to applicable annual limits pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to our employees until distributed from the 401(k) Plan. Participation in the 401(k) Plan is offered for the benefit of U.S. employees, including the Company’s Named Executive Officers, who satisfy certain eligibility requirements.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the executive officers may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Potential Payments Upon Termination or Change in Control
Each of our Named Executive Officers has been granted options and restricted stock unit awards that are subject to the terms of the 2021 Plan. Stock awards granted under the 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2021 Plan) as may be provided in the applicable award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Severance and Change in Control Plan
Each of our Named Executive Officers is eligible to receive benefits under the terms of the Company’s Severance and Change in Control Plan adopted by the Board of Directors on June 17, 2021 (the “Severance Plan”).

The Severance Plan provides for severance and change in control benefits to the executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Upon a change in control termination, each of our executive officers is entitled to a lump sum payment equal to a portion of his base salary (18 months for Talat Imran and 12 months for each of Mr. Sanford and Ms. McKinley), a lump sum payment equal to 150% (for Talat Imran) or 100% (for each of Mr. Sanford and Ms. McKinley) of their annual target cash bonus, payment of group health insurance premiums for a period of 18 months (for Talat Imran) and 12 months (for each of Mr. Sanford and Ms. McKinley) and accelerated vesting of outstanding time-vesting equity awards. Upon a regular termination, each of the executive officers is entitled to continued payment of their base salary for a period of 12 months (for Talat Imran) and nine months (for each of Mr. Sanford and Ms. McKinley) and payment of group health insurance premiums for a period of 12 months (for Talat Imran) and nine months (for each of Mr. Sanford and Ms. McKinley). All severance benefits under the Severance Plan are subject to the executive officer’s execution of an effective release of claims against us.
For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan) that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including the Named Executive Officers. Historically, we have granted new-hire option awards at the regularly scheduled meeting of the Board of Directors occurring after the new hire’s employment start date or for employees below Vice President level, at the end of the month following a new hire’s employment start date, if sooner, and annual employee option grants in the first quarter of each fiscal year, which annual grants are typically approved at the regularly scheduled meeting of the Board of Directors occurring in such quarter. Our typical practice is to grant annual employee stock options on the day the options are approved. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting pursuant to the non-employee director compensation policy, as further described under the heading, “Director Compensation—Board Compensation” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee and Board of Directors considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.
During the fiscal year ended December 31, 2025, our Named Executive Officers were awarded stock options in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information and ending one business day after the filing or furnishing of such report as set forth in the table below.

Name (a)	Grant date (b)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award (e)
Percentage change in the closing
market price of the securities
underlying the award between
the trading day ending
immediately prior to the
disclosure of material nonpublic
information and the trading day
beginning immediately following
the disclosure of material
nonpublic information
(f)

Talat Imran	5/23/25	1,053,000	0.62	$502,176	(9.98%)(1)
Svai Sanford	5/23/25	325,000	0.62	$154,993	(9.98%)(1)
Kate McKinley	5/23/25	325,000	0.62	$154,993	(9.98%)(1)
Kate McKinley	8/1/25	120,000	0.53	$46,572	(4%)(2)

(1)	This represents the percentage change in the closing market price of the common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (May 28, 2025) and the trading day beginning immediately following the disclosure of material nonpublic information (May 30, 2025). On May 29, 2025, we filed a current report on Form 8-K announcing the voting results of our annual meeting of stockholders.
(2)
This represents the percentage change in the closing market price of the common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (August 6, 2025) and the trading day beginning immediately following the disclosure of material nonpublic information (August 8, 2025). On August 7, 2025, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 and a current report on Form 8-K related to our financial results for the quarter ended June 30, 2025.

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2025 certain information with respect to the compensation of all directors of the Company, except Talat Imran, our Chief Executive Officer. Directors who are also our employees receive no additional compensation for their service as directors. Talat Imran did not receive any additional compensation for his services as a director in 2025. The compensation of Talat Imran is set forth above in the section titled “Executive Compensation.”
Director Compensation for Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
(a)	(b)	(d)	(h)
Dennis Ausiello	$20,500	$23,270	$43,770
Andrew Farquharson(3)	$5,625	$75,347	$80,972
Maulik Nanavaty(3)	$8,438	$75,347	$83,784
Jean-Luc Butel	$21,938	$23,270	$45,208
Laureen DeBuono(4)	$13,125	—	$13,125
Vasudev Bailey(5)	$15,000	$168,820	$183,820
Lisa Rometty	$23,375	$23,270	$46,645
Mir Imran	$30,000	$23,270	$53,270
Abraham Bassan(5)	$13,750	$168,820	$182,570

(1)
Amounts reflect the aggregate grant date fair value of options to purchase our Class A common stock granted to our non-employee directors during 2025 under our 2021 Plan, each computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the non-employee directors.

(2)
The amount in the “Option Awards” column for Andrew Farquharson and Maulik Nanavaty includes $52,077 in incremental fair value associated with the modification of stock options related to accelerated vesting and an extension of the option exercise period for 180 days past their termination of service.

(3)	Resigned from the Board of Directors in October 2025.
(4)	Laureen DeBuono retired from the Board of Directors in April 2025.
(5)	Appointed to the Board of Directors in October 2025.
The following table provides information regarding the aggregate number of outstanding equity awards held by our non-employee directors as of December 31, 2025.

Name	Option Awards Outstanding at Year-End
Dennis Ausiello	322,009
Andrew Farquharson	242,692
Maulik Nanavaty	322,009
Jean-Luc Butel	378,588
Laureen DeBuono	0
Vasudev Bailey	100,000
Lisa Rometty	266,425
Mir Imran	242,692
Abraham Bassan	100,000

Board Compensation
Our compensation arrangements for non-employee directors are set forth in our non-employee director compensation policy. The non-employee director compensation policy outlines cash and equity compensation automatically payable to non-employee directors of the Board unless such non-employee director declines receipt of such cash or equity compensation by written notice to us prior to the date cash may be paid or equity awards granted. Pursuant to the

Director Compensation Policy in effect for our 2025 fiscal year, each individual who first becomes a non-employee director receives an initial stock option grant of 100,000 shares of our Class A common stock and thereafter each non-employee director is eligible to receive stock option grants on an annual basis, equal to 50,000 shares of our Class A common stock. Furthermore, pursuant to the non-employee director compensation policy, each non-employee director is entitled to receive an annual cash retainer of $45,000 for serving on the Board of Directors, and the chairperson and/or lead independent director of the Board of Directors each is entitled to receive an additional annual cash retainer of $35,000. The chairperson of the Audit Committee is entitled to an annual service retainer of $20,000, and each other member of the Audit Committee is entitled to an annual service retainer of $7,500. The chairperson of the Compensation Committee is entitled to an annual service retainer of $15,000, and each other member of the Compensation Committee is entitled to an annual service retainer of $5,000. The chairperson of the Nominating and Corporate Governance Committee is entitled to an annual service retainer of $10,000, and each other member of the Nominating and Corporate Governance Committee is entitled to an annual service retainer of $4,000. All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service. In March 2026, the Board of Directors approved an increase to the annual service retainer paid to non-chairperson members of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to $10,000, $7,500 and $5,000, respectively.
In November 2023, the Board of Directors approved a 50% reduction in the cash compensation otherwise payable to the non-employee directors of the Board under the non-employee director compensation policy for 2024 or until such time as we receive gross proceeds of $50,000,000 or more from equity financing and/or one or more non-dilutive strategic, licensing or partnering transactions (the “Threshold”). In November 2024, the Board of Directors approved to extend the reduction in annual cash compensation of the Board through December 31, 2025 or until the Threshold was met. In April 2025, the Board of Directors approved a reduction in the annual cash compensation of the Board to zero beginning with the payment for the second quarter of 2025 until the Threshold was met or until determined otherwise by the Board. In October 2025, the Board of Directors deemed it advisable to reinstate the annual cash compensation of the Board to its full amount in view of the gross proceeds received from the private placement of the Company’s securities in excess of the Threshold.
In accordance with our non-employee director compensation policy, on the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 50,000 shares of Class A common stock of the Company under the 2021 Plan. In May 2025, each continuing non-employee director, including Mr. Imran, Dr. Ausiello, Mr. Farquharson, Mr. Nanavaty, Mr. Butel, and Ms. Rometty, received a non-statutory stock option to purchase 50,000 shares of Class A common stock with an exercise price of $0.62 per share. The number of shares purchasable under any annual option grant to a non-employee director who is elected or appointed on a date other than the date of an annual meeting of the stockholders will be prorated to reflect the time between the date of such director’s election or appointment and the date of such first annual stockholder meeting. The shares subject to annual option grants will vest upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders, subject to the non-employee director’s continuous service with the Company through the vesting date. In March 2026, the Board of Directors approved an increase in the size of the equity award granted to each continuing non-employee director to 123,600 options.
Each new non-employee director who joins the Board of Directors will be granted an option to purchase 100,000 shares of Class A common stock of the Company under the 2021 Plan. In October 2025, each of Mr. Bassan and Dr. Bailey received a non-statutory stock option to purchase 100,000 shares of Class A common stock with an exercise price of $2.09 per share. The shares subject to this option will vest over a three-year period, with one-third of the shares subject to the option vesting on the first anniversary of the grant date and one thirty-sixth of the shares subject to the option vesting each month thereafter, subject to the non-employee director’s continuous service with the Company through each vesting date. In March 2026, the Board of Directors approved an increase in the size of the initial equity award granted to each non-employee director to 247,200 options.
All options granted under the non-employee director compensation policy will vest upon a change in control of the Company, subject to the non-employee director’s continuous service with the Company through the date of such change in control. The exercise price per share of each option granted under the non-employee director compensation policy will be equal to the closing price of the Company’s Class A common stock on Nasdaq on the date of grant. Each option will have a term of ten years from the grant date, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with the Company.
In addition, the Company will reimburse non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2025, except for one late Form 4 that was filed on October 30, 2025 to report an initial option grant for Vasudev Bailey.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
In June 2021, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants in which the amount involved exceeds (a) $120,000 or (b) if the Company qualifies as a “smaller reporting company” under the rules and regulations of the Securities and Exchange Commission, the lesser of (x) $120,000 or (y) 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2024, to which the Company has been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”
ICL is wholly-owned by the Company’s founder and Chairman and his family. The founder and Chairman is the father of the Company’s Chief Executive Officer. The Company’s Chief Scientific Officer is the brother of the founder and Chairman and thus uncle of the Company’s Chief Executive Officer.
Participation in Private Placement
In October 2025, the Company entered into a private placement of the Company’s securities with (i) certain institutional and accredited investors and (ii) Mir Imran, the founder and chairman of the Company’s Board of Directors, pursuant to which the Company issued and sold (i) 42,633,337 shares of its Class A common stock, par value $0.0001 per share, (ii) warrants to purchase up to an aggregate of 125,000,004 shares of Class A Common Stock or pre-funded warrants (“Common Warrants’) and (iii) pre-funded warrants to purchase up to an aggregate of 82,366,667 shares of Class A Common Stock (“Pre-Funded Warrants”). The purchase price of the shares to the institutional investors was $0.48 per share and the purchase price of the shares to Mr. Imran was $0.605 per share. Mr. Imran participated in the private placement and purchased 2,083,334 shares of Class A Common Stock and 2,083,334 Common Warrants for the aggregate purchase price of $1.3 million.
Service Agreements
In June 2021, Rani LLC entered into a service agreement with ICL effective retrospectively to January 1, 2021, and subsequently amended such agreement in March 2022 (as amended, the “Rani LLC-ICL Service Agreement”), pursuant to which Rani LLC and ICL agreed to provide personnel services to the other upon requests. Under the amendment in March 2022, Rani LLC had a right to occupy certain facilities leased by ICL in Milpitas, California and San Antonio, Texas (“Occupancy Services”) for general office, research and development, and light manufacturing. The Rani LLC-ICL Service Agreement has a twelve-month term and will automatically renew for successive twelve-month periods unless terminated; except that the Occupancy Services in Milpitas, California had a term until February 2024, following an extension granted in July 2022, and the Occupancy Services in San Antonio, Texas continue until either party gives six months’ notice of termination. Except for the Occupancy Services, Rani LLC or ICL may terminate services under the Rani LLC-ICL Service Agreement upon 60 days’ notice to the other party. The Rani LLC-ICL Service Agreement specifies the scope of services to be provided as well as the methods for determining the costs of services. Costs are billed or charged on a monthly basis by ICL or Rani LLC, respectively. In December 2023, Rani LLC provided to ICL notice of termination of the Occupancy Services in San Antonio, which took effect in June 2024. In March 2024, the Company extended the Occupancy Services for the facility in Milpitas, California for an additional six-month term through August 2024 and increased the payment for such Occupancy Services during the extension period. The Occupancy Services for the facility in Milpitas, California expired in August 2024.

In June 2021, RMS entered into a service agreement with ICL effective retrospectively to January 1, 2021, pursuant to which ICL agreed to rent a specified portion of its facility in San Jose, California to RMS. Additionally, RMS and ICL agreed to provide personnel services to the other upon requests based on rates specified in the agreement. In April 2022, RMS assigned the agreement to Rani LLC. In December 2022, RMS was dissolved. In March 2024, the Company entered into an amendment to increase the Occupancy Services from 23,000 square feet to 24,000 square feet (such agreement, as assigned and amended, the “RMS-ICL Service Agreement”). The RMS-ICL Service Agreement has a twelve-month term and will automatically renew for successive twelve-month periods unless terminated. Rani LLC or ICL may terminate services under the RMS-ICL Service Agreement upon 60 days’ notice to the other party, except for occupancy which requires six months’ notice. The RMS-ICL Service Agreement specifies the scope of services to be provided as well as the methods for determining the costs of services. Costs are billed or charged on a monthly basis by ICL or Rani LLC, respectively, as well as allocations of expenses based upon Rani LLC’s utilization of ICL’s facilities and equipment.
The table below details the amounts charged by ICL for services and rent, net of the amount that the Company charged ICL, which is included in the consolidated statements of operations (in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$726	$954
General and administrative	(49)	173
Total	$677	$1,127

As of December 31, 2025, one of the Company’s facilities was owned by an entity affiliated with the Company’s Chairman. The Company pays for the use of these facilities through the RMS-ICL Service Agreement.
Exclusive License Agreement
In June 2021, ICL and the Company, through Rani LLC, entered into an Amended and Restated Exclusive License Agreement which replaced the 2012 Exclusive License Agreement between ICL and Rani LLC, as amended in 2013, and terminated the 2012 Intellectual Property Agreement between ICL and Rani LLC, as amended in June 2013. Under the Amended and Restated Exclusive License Agreement, the Company has a fully paid, exclusive license under certain scheduled patents related to optional features of the device and certain other scheduled patents to exploit products covered by those patents in the field of oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine. The Company covers patent-related expenses and, after a certain period, the Company will have the right to acquire four specified United States patent families from ICL by making a one-time payment of $0.3 million to ICL for each United States patent family that the Company desires to acquire, up to $1.0 million in the aggregate. This payment will not become an obligation until the fifth anniversary of the Amended and Restated Exclusive License Agreement. The Amended and Restated Exclusive License Agreement will terminate when there are no remaining valid claims of the patents licensed under the Amended and Restated Exclusive License Agreement. Additionally, the Company may terminate the Amended and Restated Exclusive License Agreement in its entirety or as to any particular licensed patent upon notification to ICL of such intent to terminate. In November 2025, as part of a strategic focusing of the Company’s resources, the Company notified ICL that it is terminating the Amended and Restated Exclusive License Agreement in its entirety. The termination became effective on January 18, 2026, and the Company no longer has any obligations to ICL under the Amended and Restated Exclusive License Agreement.
Non-Exclusive License Agreement between Rani and ICL (“Non-Exclusive License Agreement”)
In June 2021, the Company, through Rani LLC, entered into the Non-Exclusive License Agreement with ICL a related party, pursuant to which the Company granted ICL a non-exclusive, fully-paid license under specified patents that were assigned from ICL to the Company. Additionally, the Company agreed not to license these patents to a third party in a specific field outside the field of oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine, if ICL can prove that it or its sublicensee has been in active development of a product covered by such patents in that specific field. ICL may grant sublicenses under this license to third parties only with the Company’s prior approval. The Non-Exclusive License Agreement will continue in perpetuity unless earlier terminated.

Tax Receivable Agreement
In August 2021, in connection with the Company’s initial public offering (“IPO”) and organizational transactions at the time of the IPO, the Company entered into a tax receivable agreement (“TRA”). ICL is a party to the TRA. The TRA provides that the Company pay to the entities and individuals who are party to the TRA 85% of the amount of tax benefits, if any, it is deemed to realize from exchanges of Paired Interests. During the years ended December 31, 2025 and 2024, these parties to the TRA exchanged zero Paired Interests, respectively, that resulted in tax benefits subject to the TRA. Pursuant to the terms of the Private Placement, the Company entered into a Tax Receivable Agreement Termination and Release Agreement (the “TRA Termination Agreement”) in December 2025 with ICL to terminate the TRA and disclaim any rights or interests thereunder. As a result of the termination, the Company has no further obligations under the TRA, and no tax benefit payments or early termination payments were required in connection with such termination. The TRA Termination Agreement provides for the mutual release of the parties from all obligations under the TRA, effective as of December 31, 2025.
Registration Rights Agreement
In connection with the IPO, the Company entered into a Registration Rights Agreement. ICL and its affiliates and certain holders of the Company’s Class A common stock considered to be related parties are parties to this agreement and holders of registration rights under the agreement. The Registration Rights Agreement provides certain registration rights whereby holders of the registration rights can require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) shares of Class A common stock issuable to ICL and its affiliates upon, at the Company’s election, redemption or exchange of their Paired Interests. The Registration Rights Agreement also provides for piggyback registration rights.
Rani LLC Agreement
The Company operates its business through Rani LLC. In connection with the IPO, the Company and parties continuing to hold interests in Rani LLC (“LLC Interests”), including ICL and its affiliates, entered into the Rani LLC Agreement. As part of the Private Placement, the Rani LLC Agreement was amended in connection with a restated Company charter and was adopted as the Sixth Amended and Restated Limited Liability Company Agreement (the “Amended Rani LLC Agreement”) effective as of December 31, 2025. The governance of Rani LLC, and the rights and obligations of the holders of LLC Interests, are set forth in the Amended Rani LLC Agreement. As holders of LLC Interests, ICL and its affiliates are entitled to exchange, subject to the terms of the Amended Rani LLC Agreement, Paired Interests for Class A common stock of the Company; provided that, at the Company’s election, the Company may effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Paired Interest redeemed.
During the years ended December 31, 2025 and 2024, certain related parties that are party to the Amended Rani LLC Agreement exchanged zero Paired Interests, respectively, for an equal number of shares of the Company’s Class A common stock.
Indemnification
The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Rani Holdings stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Rani Holdings. Direct your written request to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
408-457-3700
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Talat Imran Chief Executive Officer

April 16, 2026
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131

Rani
THERAPEUTICS

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94904-P50336 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANI THERAPEUTICS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the seven nominees for director named below to hold office as members of the Board of Directors until the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Talat Imran
02) Mir Imran
03) Dennis Ausiello
04) Lisa Rometty
05) Jean-Luc Butel
06) Abraham Bassan
07) Vasudev Bailey

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V94905-P50336

RANI THERAPEUTICS HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2026

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2026, and hereby appoint(s) Talat Imran and Svai Sanford, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rani Therapeutics Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RANI2026 at 8:00 a.m. Pacific Time on Thursday, May 28, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE